UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026 (March 12, 2026)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC
6.00% Series C Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as a supplement to the Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission on March 13, 2026 by Gladstone Land Corporation, a Maryland corporation (the “Company”). The Original Report was filed to report the filing of the Company’s Articles Supplementary (the “Reclassification Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “Maryland SDAT”) on March 12, 2026 which was effective on March 13, 2026 (the “Filing Date”).

The Reclassification Articles Supplementary included inadvertent immaterial errors regarding the reclassification of 5.00% Series D Cumulative Term Preferred Stock (the “Series D Preferred Stock”) and certain amounts of authorized capital stock (namely the amount of common stock, Series B Preferred Stock and Series C Preferred Stock, as defined below). The Company has filed a Certificate of Correction with the Maryland SDAT to correct such errors (the “Certificate of Correction”). This Amendment amends the Original Report to report the filing of the Certificate of Correction with the Maryland SDAT in order to correct and update the disclosure regarding the reclassification of Series D Preferred Stock and the disclosure regarding the amounts of authorized capital stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2026, the Company filed the Certificate of Correction with the Maryland SDAT to: (1) give the reclassification of Series D Preferred Stock no force and effect (due to there being no authorized Series D Preferred Stock outstanding as of the Filing Date) and (2) correct the number of authorized shares of Common Stock, shares of 6.00% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and shares of 6.00% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”). As so corrected, (1) the Company did not reclassify any shares of Series D Preferred Stock and (2) as of the Filing Date, the Company’s authorized capital stock consisted of 100,000,000 shares of capital stock, comprised of (i) 67,588,265 shares of Common Stock, (ii) 6,321,801 shares of Series B Preferred Stock, (iii) 10,103,804 shares of Series C Preferred Stock, and (iv) 15,986,130 shares of 5.00% Series E Cumulative Term Preferred Stock.

The Reclassification Articles Supplementary, as amended and corrected by the Certificate of Correction, did not change the Company’s authorized shares of capital stock. The foregoing description of the Reclassification Articles Supplementary, as amended and corrected by the Certificate of Correction, is a summary and is qualified in its entirety by the terms of the Reclassification Articles Supplementary as amended and corrected by the Certificate of Correction, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on March 13, 2026)

3.2	Certificate of Correction

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation (Registrant)

Date: April 7, 2026	By:	/s/ Lewis Parrish
Lewis Parrish Chief Financial Officer and Assistant Treasurer